Exhibit 23.1 - Consent of Ernst & Young LLP


  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-4164) pertaining to the Trion Inc. 1982 and 1985 Incentive Stock Options Plans, the Registration Statement (Form S-8 No. 33-69706) pertaining to the Stock Option Agreements between Trion Inc. and Steven L. Schneider dated March 31, 1993; Edwin V. Clarke, Jr. dated September 17, 1993; and Samuel J. Wornam, III dated September 21, 1993, the Registration Statement (Form S-8 No. 33-58561) pertaining to the Trion Inc. 1995 Non-Employee Director Stock Plan, and in the Registration Statement (Form S-8 No. 33-59095) pertaining to the Trion Inc. 1995 Stock Incentive Plan of our report dated January 29, 1999 (except for the second paragraph in Note F, as to which the date is March 19, 1999), with respect to the consolidated financial statements and schedule of Trion Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.




                                   /s/  ERNST & YOUNG LLP

  Raleigh, North Carolina
  March 23, 1999